Exhibit 99.1

NEWS RELEASE

Geokinetics Announces Fourth Quarter and Full Year 2010 Earnings Release and Conference Call Schedule

HOUSTON, TEXAS — April 1, 2011 — Geokinetics Inc. (NYSE AMEX: GOK) today announced plans to release its fourth quarter and full year 2010 financial results on Friday, April 1, 2011 after the market closes.  In conjunction with the release, Geokinetics has scheduled a conference call that will be broadcast live over the Internet for Wednesday, April 6, 2011 at 10:00 a.m. EDT (9:00 a.m. CDT).

What:     Geokinetics Fourth Quarter and Full Year 2010 Earnings Conference Call

When:    Wednesday, April 6, 2011 at 10:00 a.m. EDT (9:00 a.m. CDT)

How:       Live via telephone by dialing (866) 271-0675 for domestic callers or (617) 213-8892 for international callers, in both cases using pass code 30373924, and asking for the Geokinetics call a few minutes prior to the start time, or live over the Internet on Geokinetics’ website at http://www.geokinetics.com under Investor Relations.

A telephonic replay will be available through April 13, 2011 by calling (888) 286-8010 for domestic callers or (617) 801-6888 for international callers, both cases using pass code 44588677.  A webcast archive will also be available at http://www.geokinetics.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Scott Zuehlke, Director of Investor Relations, by dialing (713) 850-7600 or by email at scott.zuehlke@geokinetics.com.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to international and North American clients. For more information on Geokinetics, visit http://www.geokinetics.com.

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